Agreement No.: ZMZ-2013-0031

Financing and Lease Agreement

(Sale-Leaseback)

[English Translation]

Date: June 16, 2013

Table of Contents

1	Type of the Agreement	1
2	Leased Property	1
3	Purchase and Delivery of Leased Property	1
4	Lease Inception, Term and Periods	2
5	Lease Cost, Rate, Rent and Rent Due Day	2
6	Rent Adjustment	3
7	Prepaid Rent	3
8	Lease Service Charge	4
9	Leased Property Ownership	4
10	Leased Property Registration	5
11	Leased Property Possession and Use	5
12	Safeguard, Repair and Maintenance of the Leased Property	6
13	Leased Property Quality Defect and Claim	7
14	Leased Property Damage and Loss	7
15	Insurance	8
16	Handling of the Leased Property after the Lease Expires	9
17	Early Payment	10
18	Representations and Warranties	10
19	Guarantee	11
20	Information Disclosure	11
21	Default Events and Remedial Measures	12
22	Significant Events	14
23	Leased Property Requisition and Collection	14
24	Force Majeure	15
25	Notice	15
26	Contractual Rights and Obligations Transfer	15
27	Titles	16
28	Applicable Law and Disputes Settlement	16
29	Appendix	16
30	Agreement Validation, Modification and Discharge	17
31	Others	17
Appendix I Supplementary Agreement		19
Appendix II Leased Property List		20
Appendix III Leased Property Purchase Price Confirmation		21
Appendix IV Leased Property Ownership Transfer Confirmation (From Lessee to Lessor)		22
Appendix V Lease Schedules		23
Appendix VI Estimated Rent Payment Schedule		26
Appendix VII Actual Rent Payment Schedule (Formatted Text)		27
Appendix VIII Notice of Rent Adjustment (Formatted Text)		28
Appendix IX Lease Termination Notice (Formatted Text)		29
Appendix X Leased Property Ownership Transfer Notice (From Lessor to Lessee) (Formatted Text)		30

Financing and Lease Agreement

Agreement No.: ZMZ-2013-0031

Lessor: China National Foreign Trade Financial & Leasing Co., LTD

Address:

Building #11 of Beijing Xiyuanfandian, No.1, Sanlihe Road, Haidian District, Beijing

Post Code: 100044

Legal Representative: Jianping Ding

Tel.: 010-68321866

Fax: 010-68322705

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd

Address: Science Park, Xushui County, Baoding City, Hebei Province

Post Code: 072550

Legal Representative: Zhenyong Liu

Tel.: 0312-8698051

Fax: 0312-8698217

The above Lessor and Lessee are collectively called “both parties” or “the parties,” and separately called “each party.”

Both parties agree to enter into this Financing and Lease Agreement with the following terms (“This Agreement”) through negotiations under rules of The Contract Law of the People’s Republic of China, and other relevant laws and regulations.

1	Type of the Agreement

1.1	The parties engage in a financing type of lease in the form of a sales-leaseback according to This Agreement. The Lessor buys the equipment and ancillary facilities (hereinafter referred to as the Leased Property) according to the Lessee’s requirement and leases the Leased Property back to the Lessee for the latter’s use. The Lessee pays the rent and other payables to the Lessor according to This Agreement.

2	Leased Property

2.1	Leased Property under This Agreement refers to the equipment and ancillary facilities set forth in Leased Property List (Appendix II).

3	Purchase and Delivery of Leased Property

3.1	The Lessor agrees to purchase the Leased Property from the Lessee in accordance with This Agreement, and the Lessee agrees to transfer the Leased Property to the Lessor.

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3.2	The determination of payment terms and amount of the Leased Property purchase price payable by the Lessor to the Lessee is set forth in the “Leased Property Purchase Price Confirmation” (Appendix III) signed by both parties.

3.3	The Lessor agrees that the purchase price stipulated in the Leased Property Purchase Price Confirmation will be made in one lump-sum payment to a designated bank account of the Lessee when all of the following payment conditions are met:

(a)	This Agreement has taken into effect;

(b)	The Lessor has received the prepaid rent, lease service charges and other payments (if required) paid by the Lessee under the provisions of This Agreement;

(c)	The Lessor has received the signed copy of This Agreement and relevant guarantee documents (if any) and other legal documents;

(d)	The Lessor has received proof of government recording of the guarantee documents, if This Agreement requires Lessee or other guarantors to provide guarantee for This Agreement, and if it is required under the law that such guarantee must be recorded;

(e)	The Lessor has received other documents such as the certificate of Grant Deed for the Leased Property and photocopies of the original purchase invoices (stamped by the official corporate seal of the Lessee of the Leased Property;

(f) Other conditions (if any) required by the Lessor are satisfied.

3.4	All taxes incurred for the Lessor’s purchase of the Leased Property shall be borne and paid by the Lessee.

3.5	On the day the Lessor pays the Leased Property purchase price in accordance with Section 3.3 of This Agreement, the Lessee transfers the ownership of the Leased Property to the Lessor, and the Lessor is deemed to have transferred the Leased Property back to the Lessee and the Lessee is deemed to have received the Leased Property. The time of payment of the Leased Property purchase price is determined by the time the bank wires the fund. The Lessee shall provide the Leased Property Ownership Transfer Confirmation (Appendix Ⅳ) to the Lessor at the time of signing This Agreement. Nothing shall affect the Lessor’s enjoyment of the full ownership rights of the Leased Property, whether or not the Lessee provided the Leased Property Ownership Transfer Confirmation.

4	Lease Inception, Term and Periods

4.1	The lease inception date is the day Lessor pays the Leased Property purchase price to the Lessee in accordance with Section 3.3 of This Agreement. The lease term commences from the lease inception date and runs until the expiration of the lease term listed in the Lease Schedules (Appendix V).

4.2	The details of lease term and installment periods under This Agreement are set forth in the Lease Schedules.

5	Lease Cost, Rate, Rent and Rent Due Day

5.1	The definition of “lease cost” is the sum of the Leased Property purchase price paid by the Lessor to the Lessee and any expense that the Parties agree to be included in the lease cost.

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5.2	The interest rate of the lease will be determined by the Parties in the Lease Schedules.

5.3	The definition of “rent” is the sum of the amount of lease cost that the Lessee will pay to the Lessor and the interest as calculated with the interest rate of the lease (hereinafter referred to as “lease interest rate”).

5.4	The “rent due day” is the date that rent should be paid to the account designated by the Lessor (in case of legal holidays, the rent due day will be moved ahead to the last business day prior to the legal holidays). The Lessee must pay the rent in full on time and bear any incidental expense incurred for paying the rent.

5.5	The Lessor shall calculate and prepare the Estimated Rent Payment Schedule (see Appendix VI) based on the lease interest rate in the Lease Schedules and the Leased Property purchase price under Section 3.2 of This Agreement as the lease cost. After the Leased Property purchase price is paid, the Lessor shall prepare the Actual Rent Payment Schedule (see Appendix VII) with the actual date of payment as the lease commencement date. The notification to the Lessee of the Actual Rent Payment Schedule will suffice and the Actual Rent Payment Schedule needs not to be agreed upon by the Lessee.

5.6	The Lessee should pay the rent strictly in accordance with the amount, currency, time and payment term specified in the Actual Rent Payment Schedule. The Lessee must not prepay or delay the rent or shorten or extend the payment term without advance written consent by the Lessor.

5.7	It is an unconditional obligation of the Lessee to pay Lessor the rent and other amounts under the provisions of This Agreement. The Lessee shall pay the rent in full on time and shall not attach any deduction or withholding from the payment, except for otherwise provided under Section 7 of This Agreement.

6	Rent Adjustment

6.1	During the lease term, rent adjustment may be implemented in accordance with the provisions agreed by the Parties in the Lease Schedules.

6.2	If the Parties elect to adjust the rent according to the method of floating rent as provided in the Lease Schedules and therefore cause the amount of rent to be changed resulting from the fluctuation of the lease interest rate, the Lessor needs not to obtain the Lessee’s approval in advance, but shall deliver the Notice of Rent Adjustment (Appendix VIII) to the Lessee. The Lessee confirms hereby that the Lessee agrees with the Notice of Rent Adjustment and will pay the adjusted rent to the Lessor. If the content of the Notice of Rent Adjustment is inconsistent with that of This Agreement and the Actual Rent Payment Schedule, the content of the last Notice of Rent Adjustment that the Lessee received prior to the current rent due date shall govern.

7	Prepaid Rent

7.1	The Lessee shall pay the prepaid rent to the Lessor. The details of the prepaid rent amount and payment method are set forth in the Lease Schedules.

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7.2	The prepaid rent is defined as the one-time lump-sum advance payment of rent to the Lessor for the last installment provided in the Lease Schedules If the amount of rent as listed in the Actual Rent Payment Schedule is inconsistent with the prepaid rent the Lessee actually paid, the difference shall be settled as follows: If the prepaid rent actually paid is less than the amount of the last installment of rent listed in the Actual Rent Payment Schedule, the Lessee shall make up the deficiency on the last rent due date; If the prepaid rent actually paid is greater than the amount of the last installment of rent, the excess will not be refunded but will be applied against the rent of the second to last installment (or more of these last installments if the second to last installment is fully applied). If during the lease term, the rent according to the Actual Rent Payment Schedule is adjusted because of changes in the lease interest rate, the amount of the last installment of rent shall be calculated in accordance with the Notice of Rent Adjustment ice issued by the Lessor.

7.3	The prepaid rent shall be settled on the date of the last rent due date and be applied against the last installment of rent. In the case where the prepaid rent is greater than the last installment of rent, the excess shall be settled on the date of the second to last rent due date and be applied against the rent of the current installment. Any excess prepaid rent shall be settled and applied likewise for the other nearest installments.

7.4	If This Agreement becomes invalid, is revoked, cancelled or terminated by any reason before any applicable settlement of the prepaid rent, the prepaid rent shall be applied against any of the Lessee’s amount payable under This Agreement. If there is still a remaining balance after the applications, the Lessor shall refund the remaining balance to the Lessee without interest.

8	Lease Service Charge

8.1	The Lessee shall pay the lease service charge to the Lessor. The details of the amount of the lease service charge and the method of payment shall be set forth in the Lease Schedules.

8.2	The Lessor shall issue an invoice for the amount of the lease service charge upon receipt of the lease service charge. The lease service charge shall not be refunded after receipt by the Lessor.

9	Leased Property Ownership

9.1	The Lessor becomes the sole owner of the Leased Property starting from the day the Lessor pays the Leased Property purchase price to the Lessee.

9.2	The Lessor may attach identification of ownership to the Leased Property if it is deemed necessary. The Lessee shall corporate with the Lessor’s request of ownership identification attachment and ensure that the attachment is not removed or covered.

9.3	Under the premise of not disturbing the Lessee’s use of the Leased Property, the Lessor shall have the right to attach lien or other rights to the Leased Property.

9.4	The Lessor has the right to inquire and inspect the status of the Leased Property by way of tele-communication or field investigations at all times. The Lessee shall cooperate with the Lessor’s request.

9.5	The Lessor’s rights with respect to the Lease Property shall not be altered even if the Leased Property is attached onto other personal or real property.

9.6	If, during the lease term, there is any incident where Lessor’s rights and other interests are damaged or compromised, the Lessee shall take actions to mitigate the damage or loss and notify the Lessor immediately of the situation.

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10	Leased Property Registration

10.1	In order to ensure the protection of the legal ownership rights of the Lessor, the Lessee shall cooperate with the Lessor in the process of relevant government registration and recording of the Leased Property or the lease transaction. The Lessor, as the party initiating the registration, is responsible for handling the registration procedures.

10.2	With respect to the Lease Property registration, the Lessee should fulfill the following obligations:

(a)	The Lessee should assist the Lessor in all the registration procedures. The Lessee should provide any information and written document to the Lessor within 3 days of the Lessor’s written, oral and any other form of request for assistance.

(b)	The Lessee shall not raise any objection over the request for registration, nor shall the Lessee apply for a registration of objection.

(c)	In case of any change in the Lessee’s basic registration information, the Lessor should be informed within 7 days of such change. The Lessor is then responsible for updating the government registration and recording, if necessary.

(d)	All the fees incident to the registration application or the inquiry of the Leased Property for purpose of registrations shall be borne by the Lessee.

11	Leased Property Possession and Use

11.1	The Leased Property will be possessed and used by the Lessee during the lease term. The use of the Leased Property must be used within the location and scope defined in the Lease Schedules and must strictly follow the instructions of the user’s manual. The Leased Property cannot be operated by unqualified personnel and must be maintained in good running condition. The Lessee must not change the Leased Property location without written consent of the Lessor during the lease term.

11.2	The Lessee shall use the Leased Property only in accordance with the Leased Property’s design capacity in the normal course of it business. The Lessee shall pay for all expenses incurred for the purposes of possession and use of the Leased Property.

11.3	Without written consent of the Lessor, the Lessee must not engage in the followings during the lease term:

(a)	Transfer, pledge or attach any lien to the Leased Property for the benefit of any third party. The Lessee must not sublet the Leased Property or engage in any other activity that may infringe the Lessor’s ownership rights to the Leased Property;

(b)	Remove the Leased Property from the specified location according to This Agreement;

(c)	Claim the Leased Property as part of the Lessee’s property in a civil legal proceeding, or include the Leased Property in the Lessee’s assets in a bankruptcy proceeding;

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(d)	Fix any addition, demolition, attachment to the Leased Property (except for normal repair and maintenance), or alter the appearance, capability and quality of the Leased Property.

11.4	Lessee shall be held responsible for property damage or personal injury caused to any third party related to the location, possession and use of the Leased Property. The Lessee shall indemnify immediately and unconditionally if the Lessor suffers from any claim and litigation and any resulting payment (including but not limited to legal counsel fee). The above indemnification obligation will survive even after This Agreement is canceled, terminated or expired.

12	Safeguard, Repair and Maintenance of the Leased Property

12.1	The Lessee is responsible for the safeguard, repair and maintenance of the Leased Property and for paying the costs of safeguard, repair and maintenance. The Lessee may enter into regular maintenance contract with the vender (or its agent) of the Leased Property to ensure the normal working condition of the Leased Property. The Lessee should also follow the following guidelines:

(a)	The Lessee shall properly operate and safeguard the Leased Property and perform periodic or any necessary checkups and maintenance services that are no less stringent than the national or industry standards;

(b)	When replacing machinery parts of the Leased Property, spare parts of original specifications and quality made by the original manufacturer should be used. If the after-market generic spare parts are used, the specification and the technical performance of the parts should be consistent with the technical requirements of the equipment so that the use of these spare parts will not cause impairment to the valuation of the Leased Property;

(c)	Without written consent of the Lessor, the Lessee must not build in additions to or remove any part of the Leased Property to change the technical capability and performance of the Leased Property.

12.2	Any parts, device and service added to the Leased Property because of the safeguard, repair and maintenance shall automatically become part of the Leased Property and belong to the Lessor.

12.3	The Lessee’s act of safeguard, repair and maintenance for the Leased Property shall not affect the continuation of the lease term, the Lessee’s obligation to pay rent and the performance of This Agreement.

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13	Leased Property Quality Defect and Claim

13.1	Since the Lessor merely purchases the Leased Property from the Lessee before leases it back to the Lessee, Lessee is to be responsible for the quantity, quality, specification, technical performance and after-sale service of the Leased Property; Lessor shall not be making any guarantee with respect to those matters. If the quantity, quality, specification and technical performance of the property delivered by the supplier fail to match those of the purchase contract or construction contract (hereinafter referred to as “Transaction Contract”), or if there is any quality defects or misapplication of the purpose and use of the property during the product warrantee period, the Lessee shall be making claims or asserting its claims directly with the supplier. All costs associated with the defects and claims shall be borne by the Lessee and shall not be the responsibility of the Lessor.

13.2	Any agreement that the Lessee and the supplier reach in regard to the Leased Property defect or claims requires the advance written consent of Lessor. Lessee shall timely inform Lessor in writing of any disposition of defect or result of claim with respect to the Leased Property. The Lessee should deliver the copy of the original written document to the Lessor for the record within 3 days of the disposition of defect or claim.

13.3	The Lessee shall not use any dispute with the supplier’s Transaction Contract as an excuse to refuse the performance of its obligations under This Agreement, including but not limited to payment of rent, acceptance and lease- back of the Leased Property.

14	Leased Property Damage and Loss

14.1	The Lessee hereby confirms that it bears the risk of damage and loss of the Leased Property from the day the Lessee accepts the Leased Property until the Lessee has performed all of its responsibilities and obligations under This Agreement. The Lessee’s rent payment and other obligations shall not be affected by any damage and loss of the Leased Property.

14.2	If the Leased Property is damaged or lost, the Lessee shall immediately inform the Lessor. The Lessor shall inform the Lessee to take any of the following actions for remedy. The Lessee shall pay for all the associated costs. The Lessee’s obligations under This Agreement, including but not limited to rent payment, shall not be affected during the period of remedy.

(a) Repair the Leased Property back to its normal working condition;

(b)	Replace the damaged or lost equipment part with equipment part approved by Lessor that is of similar condition, capacity, and value. The replacement part automatically becomes an asset belonged to the Lessor.

14.3	In the case the Lessor believes that the damage or loss of the Leased Property is such that it is physically or economically beyond repair, the Lessor shall have the right to elect any of the following:

(a)	Terminate the lease and issue the Lease Termination Notice (see Appendix Ⅸ) to the Lessee requesting the Lessee to pay any liquidated damages, delinquent rent, future rent, and any other amount payable under This Agreement. The Lessee shall immediately pay all the amounts payable under the Lease Termination Notice in one lump-sum payment to the Lessor’s designated account. After the Lessee performed all of the above payment obligations, all obligations of the Lessee under This Agreement shall automatically cease to exist;

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(b)	Request the Lessee to bear all of the costs and replace the damaged or lost Leased Property with property with the same or more advanced capacity and value. The replacement property shall automatically become the Leased Property under This Agreement. The lease under This Agreement will continue; and the Lessee’s obligations under This Agreement shall not be affected. The Lessee shall attach identification of ownership to the replacement property pursuant to Section 9 of This Agreement for the protection of the Lessor’s property rights and resume all related obligations and responsibilities.

15	Insurance

15.1	The Lessee shall obtain insurance coverage that meets the following requirements and bears the cost of premium:

(a)	In the case that the Lessee did not insure the Leased Property before the signing of This Agreement, the Lessee should obtain insurance policy with the coverage specified by the Lessor from an insurance company approved by the Lessor within 15 days of the effective date of This Agreement. The Lessor shall be the sole beneficiary of the policy;

(b)	In the case that the Lessee has insured the Leased Property before the signing of This Agreement, the Lessee shall change the name of the sole beneficiary to the name of the Lessor within 15 days of the effective date of This Agreement. If the coverage of the Lessee’s insurance policy fails to meet the specification set by the Lessor, the Lessee shall obtain a new insurance policy in accordance with the requirements of This Agreement;

(c)	Total amount of the insurance coverage shall not be lower than the Leased Property’s replacement cost. The insurance policy shall be effective at all time. Renewal of the insurance policy shall be handled by the Lessee at least 15 days before the expiration of the policy;

(d)	The Lessee shall immediately obtain insurance policy and pay the insurance premium with respect to the replacement Leased Property under Section 14.3(b), with the Lessor named as the sole owner and beneficiary;

(e)	If upon the expiration of the lease term, the Lessee does pay off all rents and other amounts payable under This Agreement, the Lessee shall continue to insure the Leased Property in accordance with This Agreement.

15.2	In case where the Lessee fails to obtain insurance coverage or renew the policy for the Leased Property in accordance with This Agreement, the Lessor may nevertheless obtain insurance coverage or renew the policy and request the Lessee to bear all of the related costs. The Lessee shall pay the above costs to the Lessor within three days after the costs are incurred or such request for reimbursement is made by the Lessor (whichever is earlier).

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15.3	The Lessee shall bear all of the risk of loss, consequences, and costs associated, for whatever reason, with lack of insurance, invalid insurance policy, policy cancelation, termination of policy by the insurer and insufficient insurance coverage.

15.4	In the case where an insurable event occurs during the lease term, the Lessee shall immediately inform the Lessor. The Parties shall designate personnel charged with the responsibility of dealing with the insurance claims to ensure the Lessor’s entitlement of insurance payout.

15.5	If an insurable event occurs during the lease term, the insurance payout shall be distributed in the following order:

(a)	If Section 14.2 or Section 14.3(b) applies under This Agreement, the payout shall be distributed in the following order:

(i)	Any cost that is necessary for the performance of Section 14.2 or Section 14.3(b) of This Agreement;

(ii)	Liquidated damages;

(iii)	Damage awards;

(iv)	Delinquent rent;

(v)	Other amounts payable.

(b)	If Section 14.3(a) applies, the payout shall be used to pay all applicable amounts under Section 14.3(a) in the following order:

(i)	Liquidated damages;

(ii)	Damage awards;

(iii)	Delinquent rent;

(iv)	All future rent;

(v)	Nominal Price;

(vi)	Other amounts payable.

15.6	If the Lessor does not receive the insurance payout or the insurance payout is insufficient to cover all costs and expenses under Section 15.5, the Lessee shall be responsible for the deficiency and assume any payment obligation or compensate the Lessor within three days of the receipt of the Lessor’s notice for payment.

16	Handling of the Leased Property after the Lease Expires

16.1	The Parties shall dispose the Leased Property according to the provisions of the Lease Schedules after the expiration of the lease term and the Lessee’s full performance of its obligations under This Agreement. The Lessee shall bear the costs of disposing the Leased Property:

(a)	The Lessee buys the Leased Property with a Nominal Price: The Lessee shall pay a Nominal Price to the Lessor within 10 days of the end of the lease term. After receiving the Nominal Price, the Lessor delivers Leased Property Ownership Transfer Notice (Appendix X) to the Lessee and transfers the ownership rights of the Leased Property to the Lessee;

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(b)	Renewal: the Lessee may continue to lease the Leased Property. The details of the renewal may be negotiated by the Parties and be embodied in new written agreements;

(c)	The Leased Property becomes owned by the Lessee automatically;

(d)	Return of the Leased Property: the Lessee returns the Leased Property to the Lessor within 10days of the end of the lease term. The Lessee hereby promises that the Leased Property will be in good working condition (except for the normal wear and tear).

17	Early Payment

17.1	During the lease term, the Lessee may make an early payment for a portion or all of the rent after securing written consent of the Lessor.

17.2	The amount of possible early payment, method of payment, and the handling of the Leased Property will be determined by negotiations of the Parties.

17.3	In the case where the Lessee makes an early payment for a portion or all of the rent, the lease service fee that has been charged by the Lessor shall not be refunded, nor shall there be a waiver for any obligation that was already existent prior to the early payment.

18	Representations and Warranties

18.1	The Lessor hereby makes the following representations and warranties:

(a)	The Lessor is a financial leasing company in good standing and properly incorporated under the applicable laws and regulations of the People’s Republic of China, and is capable of and qualified for signing and performing This Agreement;

(b)	The Lessor has received all authorizations and approvals necessary for signing This Agreement and for performing all obligations under This Agreement. The Lessor’s representative signing This Agreement is duly authorized;

(c)	The Lessor makes no representations and warranties for any condition of the Leased Property, including applicability, quality defect, and profitability for the Lessee.

18.2	The Lessee hereby makes the following representations and warranties:

(a)	The Lessee is an independent legal entity/institution which is duly incorporated and registered, and in good legal and operational standing;

(b)	The Lessee has received all authorizations and approvals necessary for signing This Agreement and for performing all obligations under This Agreement. The Lessee’s representative signing This Agreement is duly authorized;

(c)	The Lessee’s signing of This Agreement neither violates any current laws or regulations, nor does it violate the provisions of any other contract and/or agreement entered into with any third party;

(d)	The Lessee guarantees the authenticity, accuracy and integrality of the documents and information provided to the Lessor, including but not limited to personal identity materials, financial information, and guarantee information, etc;

(e)	The Lessee shall notify the Lessor within 7 days in writing of any change regarding the company or enterprise name, the legal representative, the legal address, etc;

(f)	The Lessee shall provide advance notice to the Lessor and obtain the Lessor’s written consent before engaging in any corporate restructuring, merger and acquisition, combination, spin-off or major asset disposition;

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(g)	The Lessee guarantees that the Lessee enjoys an integral ownership rights to the Leased Property prior to the transfer of the Leased Property to the Lessor;

(h)	The Lessee guarantees the Leased Property transferred to the Lessor is without any ownership blemishes or obstacles including mortgage, pledge、seizure, detention, court enforcement, receivership or property capital contribution, etc. The Lessee also guarantees that there is no quality defect in the Leased Property.

18.3	The Lessee guarantees to notify the Lessor and provide new guarantee approved by the Lessor within three days of it becoming aware of any of the following incidents regarding the guarantor:

(a)	Operation and financial condition significantly deteriorates;

(b)	The guarantor has delinquent debt owed to the Lessor or to other financial institutions;

(c)	The guarantor or its legal representative, key management personnel is involved or is expected to be involved in criminal case or other legal disputes; or the guarantor is involved in major lawsuits, arbitrations or administrative judgment, or its major assets are being taken for attachment or other judicial enforcement measures;

(d)	The loss, impairment or potential impairment in value of the collateral;

(e)	Incidents where the ability to guarantee is lost or weakened, including suspended production, shutdown, dissolution, cease of doing business, license suspension or cancellation, bankruptcy, spin off, or business combination, etc.

18.4	The representations and warranties made in Section18 by both Parties shall be valid and effective before the termination of This Agreement.

19	Guarantee

19.1	To ensure the Lessee’s performance of its rent and other obligations, the Lessee or a third party designated by the Lessee shall provide the guarantee that satisfies the Lessor’s requirement and enter into the Guarantee Agreement in accordance with the manner of guarantee confirmed in the Lease Schedules. The Lessee bears all of the costs of guarantee.

19.2	The Lessor may choose at its own discretion any or all guarantors to assume the guarantee responsibility if the Lessee fails to pay all or part of the rent, delinquency penalty, nominal price and/or other amounts payable, or if other default or breach occurs.

19.3	The Lessor shall have the right to request the Lessee to provide additional guarantees to supplement or substitute the above guarantee, if the Lessee or the guarantor’s credit rating declines, the value of the guarantee assets declines, or if other event occurs that potentially may materially affect the Lessor’s rights under This Agreement.

20	Information Disclosure

20.1	When the Lessor makes request to update its understanding about the Lessee’s operation status, the Lessee shall provide its balance sheet, income statement, statement of income distribution, cash flow statement or other financial information that the Lessor reasonably requests.

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20.2	The two parties acknowledge to keep in confidentiality all commercial information, including the content of This Agreement, in accordance with the disclosure provisions contained in This Agreement. The Parties also promise not to publicly disclose any the details in any form (except for under the provisions under Section 26.1 and information disclosed in accordance with the provisions of relevant laws and regulations).

21	Default Events and Remedial Measures

21.1	The two parties promise to strictly execute all the sections of This Agreement. If either party violates the provisions of This Agreement, it shall be held responsible for the consequences of default.

21.2	In the case where the Lessee is delinquent for making the rent payment and other amount payable to the Lessor, the Lessee shall pay liquidated damages to the Lessor with respect to the delinquent amount at the rate of 0.05% per day. The period of delinquency starts from the day following the rent due date under This Agreement and ends on the date the delinquent amount is paid in full to the Lessor’s account as listed in the Lease Schedules. Delinquency penalty shall be deducted from any payment that the Lessee pays before the payment is applied for any other purposes.

21.3	The Lessee shall be in default in any of the following situations:

(a)	Delinquent on any rent for over one month;

(b)	Transfer property illegally or withdraw registered capital;

(c)	Failure to pass the State Administration of Industry and Commerce annual inspection, or revocation of business license because of illegal or unlawful business operations;

(d)	The Lessee fails to return, after repeated requests by the Lessor, the legal ownership certificates of the Leased Property (including but not limited to the invoices of the Leased Property, quality control certificate and deeds of ownership) that the Lessee borrowed from the Lessor for over 7 days;

(e)	Violating the provision under Section 9 of This Agreement and infringing upon the Lessor’s ownership rights of the Leased Property and the failure to curb within 15 days of written notice by the Lessor;

(f)	When the parties elect to handle the ownership registration by the method provided in Section 10.1, the Lessee fails to provide the necessary information for purposes of registration during the period specified in Section 10.2(a) or 10.2(c), or fails to timely provide changes to the basic information to the Lessor;

(g)	Violating Section 11 of This Agreement with respect to the possession and use of the Leased Property;

(h)	Violating the provisions under Section 12 of This Agreement with respect to the safeguard, repair and maintenance of the Leased Property and failing to curb within 15 days of written notice by the Lessor;

(i)	The Lessee’s failure to obtain insurance coverage for the Leased Property in accordance with the provisions under Section 15 of This Agreement;

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(j)	The Lessee fails to provide guarantee in accordance with Section 19 of This Agreement; or the Lessee’s failure to provide additional guarantee as meeting the Lessor’s requirement within 15 days of written notice when the Lessor has reason to believe that the guarantee the Lessee previously provided has been lost or weakened;

(k)	The Leased Property is detained, attached, confiscated or otherwise impacted such that its normal operations are affected;

(l)	The shutdown, production suspension, bankruptcy of the Lessee and its involvement in major legal dispute; or the discontinuation of the Lessee’s major business segment, production plan, marketing plan and major changes in government policy, which may materially affect the Lessee’s normal business production and its ability to perform under This Agreement;

(m)	The Lessee is involved in corporate reorganization, merger and acquisition, spin off or major disposition of assets without advance notice to the Lessor and securing written permission from the Lessor prior to the transaction;

(n)	The Lessee disposes it assets or business operations in violation of any equitable principle; or all or part of the Lessee’s property and rights are confiscated, detained, expropriated, and deprived;

(o)	The Lessee encounters major events, which could potentially affect its ability to perform the debt payment obligations;

(p)	The Lessee is in default with respect to any contract entered into with the Lessor or any other third party; or the Lessee’s failure to pay any amount delinquent under such contracts with the Lessor or the third party;

(q)	The Lessee’s behavior that materially damages the Leased Property and the Lessor’s legal rights and interests;

(r)	The Lessee’s representations and warranties in This Agreement or related documents are untrue, incomplete, materially misleading, or inconsistent with other representations and warranties;

(s)	Other situations stipulated under laws and regulations or between the two parties.

21.4	When the Lessee is in default pursuant to the provisions of Section 21.3, the Lessor may elect one or more of the following remedies. The Lessor’s actions of remedy shall not affect the Lessor’s rights and the Lessee’s obligations under This Agreement:

(a)	The Lessor is entitled to control the use and disposition of the Leased Property. All of the resulting losses will be undertaken by the Lessee;

(b)	Announce that all or part of the Lessee’s obligations under This Agreement become instantly due and payable. The Lessor may request the Lessee to pay, in part or in lump-sum, the delinquent rent, future rent, liquidated damages, nominal price (if any) and so on under This Agreement and to compensate all losses caused to the Lessor because of the default;

(c)	Unilaterally terminate This Agreement and request the Lessee to pay the delinquent rent and liquidated damages as of the day of termination, and return the Leased Property to the Lessor. In the case where the Lessee does not return the Leased Property to the Lessor by the day of termination, the Lessee shall pay for the loss caused to the Lessor during the period of possession (the period starting from the termination date to and ending on the day the Leased Property is actually returned; the loss shall be calculated based on the rent specified in This Agreement).

13

21.5	When the Lessee returns the Leased Property back to the Lessor in accordance with Section 21.4(c), the Lessee shall pay for all of the costs of delivering the Leased Property, all related manuals, files and records to the specified location of the Lessor, and shall keep the Leased Property in the condition specified in This Agreement. If the Lessee fails to return the Leased Property in accordance with this section, the Lessor (including Lessor’s agent) shall be entitled to enter into the premises of the Leased Property to retrieve the Leased Property and shall be entitled to unilaterally dispose the Leased Property. The Lessee hereby confirms and agrees to the Lessor’s rights to the disposition of the Leased Property and the disposition proceeds.

21.6	The Lessor shall have the right to use the disposition proceeds of the Leased Property to pay for costs in the following order:

(a)	Lessor’s costs of retrieving, transferring, safeguarding and repairing the Leased Property or costs of executing This Agreement, including but not limited to litigation fees, mediation fees, lawyer fees, property preservation fees, inspection fees, appraisal fees, audit fee, auction fee and execution fees;

(b)	The Lessee’s delinquency penalty, all unpaid rent (including delinquent rent and future rent) that the Lessee is liable, as well as any loss caused to the Lessor;

(c)	Any other amount payable.

If the disposition proceeds do not cover all of Lessor’s amounts listed above, the Lessee shall compensate the Lessor within 3 days of the Lessor’s written request for compensation. Any surplus proceeds from the disposition shall belong to the Lessor.

22	Significant Events

22.1	The Lessee shall notify the Lessor of the occurrence or possible occurrence of the events defined under Sections 21.3(k),21.3(l),21.3(m),21.3(n),21.3(o) or 21.3(p). For the decisions that the Lessee may make at its own discretion, the Lessee shall notify the Lessor of the decision within 15 days of making such decisions; for the decisions that are not within the discretion of the Lessee, the Lessee shall notify the Lessor of the event within 3 working days of the occurrence of such event. For the actions that require Lessor’s prior permission, the Lessee shall obtain Lessor’s consent in writing in advance.

22.2	The Lessee shall be responsible for the compensation for all of the Lessor’s losses if the Lessee negligently delays the Section 22.1 notification obligation and caused losses to the Lessor.

23	Leased Property Requisition and Collection

23.1	If the Leased Property is requisitioned by the government during the lease term, the parties may negotiate as to whether to continue to perform This Agreement based on the requisition situation. If the parties are unable to reach an agreement through negotiation, This Agreement shall be terminated on the day the government orders to requisition. If the Leased Property is acquired by the government, causing the Lessor to lose the ownership of the Leased Property, This Agreement shall be regarded as being terminated at the time the government orders to acquire.

14

23.2	Unless the Lessee and Lessor have otherwise reached an agreement, in the case where the Leased Property is requisitioned or acquired by the government, the compensation paid by the government and preferential policy subsidies shall belong to the Lessor. All of the government compensation shall first be used to pay the liquidated damages, damage awards, all unpaid rent (including the delinquent rent and the future rent) and other amount payables by the Lessee to the Lessor under This Agreement. If the government compensation is insufficient for paying all of the above amounts, the deficiency shall be complemented by the Lessee within three days.

24	Force Majeure

24.1	Force Majeure as referred to in the Agreement means unforeseeable, unavoidable and insurmountable objective conditions, including but not limited to war, strike, earthquake, landslide, mining disaster, fire, flood, demonstration, riot, government restriction, etc.

24.2	The Lessee shall bear all losses caused by force majeure events to the Lessee during the lease term. The Lessee shall not regard it as an excuse to protest the rent payment and other amounts payable under This Agreement.

25	Notice

25.1	Unless otherwise agreed in This Agreement, all notices or other communication under This Agreement shall be made in written form and delivered by designated personal to the address stated on This Agreement heading , by courier, registered mail or fax (if using multiple ways to deliver, whichever delivered to the recipient first):

(a)	If delivered by a designated person, the delivery date for the material or advice shall be the date of receipt;

(b)	If delivered by an express courier, the delivery date for the material or advice shall be three days after delivery to the express courier;

(c)	If delivered by registered mail, the delivery date for the material or advice shall be five days after delivery to the registered mail;

(d)	If deliver by fax, the delivery date is the day of dispatch of fax.

25.2	If the address of any party changes, the party shall notify the other party within seven days. Otherwise, the party failing to give notice shall bear all liabilities and consequences.

26	Contractual Rights and Obligations Transfer

26.1	The Lessor shall have the right to transfer or pledge all or part of the rights under This Agreement to a third party without consent by the Lessee.

26.2	If the Lessee transfers or pledges the rights and obligations under This Agreement, the Lessee must obtain the advance written consent of the Lessor

15

27	Titles

27.1	The titles included in This Agreement are only used for the sake of convenience and are not giving any effect to the meaning or semantics of any section.

28	Law Application and Disputes Settlement

28.1	This Agreement is subject to the applicable laws of the People’s Republic of China, and shall be interpreted in accordance with the PRC laws.

28.2	If any dispute occurs for the interpretation and performance of This Agreement, both parties shall resolve the disputes through friendly negotiation. If there is still any dispute that cannot be resolved through friendly negotiation, either party can submit a lawsuit to the People’s Court of the People’s Republic of China in the Lessor’s jurisdiction.

28.3	In the case of existing disputes on part of the terms in the Agreement, during the settling, and arbitration, the Agreement shall be executed continually by both parties except for matters in disputes.

29	Appendix

29.1   The appendix is an integrated part of This Agreement with equal legal force:

Appendix I Supplementary Agreement

Appendix II Leased Property List

Appendix III Leased Property Purchase Price Confirmation

Appendix IV Leased Property Ownership Transfer Confirmation (From Lessee to Lessor)

Appendix V Lease Schedules

Appendix VI Estimated Rent Payment Schedule

Appendix VII Actual Rent Payment Schedule (Formatted Text)

Appendix VIII Notice of Rent Adjustment (Formatted Text)

Appendix IX Lease Termination Notice (Formatted Text)

Appendix X Leased Property Ownership Transfer Notice (From Lessor to Lessee) (Formatted Text)

16

30	Agreement Validate, Modification and Discharge

30.1	This Agreement becomes validated after being signed (or sealed) by both parties’ legal representative (or authorized representatives) with stamps of the company’s seal. If the Agreement is signed by authorized representatives, the authorized representatives shall provide the original power of attorney issued by the legal representatives.

30.2	Except for the provisions of rent adjustment in Section 5.6 and Section 6 of This Agreement, the modifications of This Agreement and its terms shall only take effect with written documents signed by both the Lessor and the Lessee.

30.3	After the validation of This Agreement, either party shall not be able to unilaterally terminate This Agreement, except provided otherwise by the law or otherwise agreed to by This Agreement.

30.4	This original Agreement is made in quadruplicate and each party hold two copies with equal legal force.

31	Others

31.1	This Agreement is signed as a result of negotiations between the two parties. Both parties have reviewed all clauses and have no dissent at the time of signing. Both parties have accurate understanding for the legal implication of the clauses regarding their respective rights and obligations.

If there is any conflict between a Chinese language provision and the corresponding English language provision in this Agreement, the Chinese language provision will prevail.

(No text below this page, the signature and stamp page of the Financing and Lease Agreement is attached in the next page. )

(No text in this page, signature and stamp page of the Financing and Lease Agreement numbered ZMZ-2013-0031)

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd

(Sealed)

17

Legal representative (signature or seal) or authorized representative (signature):

/s/Jianping Ding

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd

(Sealed)

Legal representative (signature or seal) or authorized representative (signature):

/s/Zhenyong Liu

18

Appendix I Supplementary Agreement

Supplementary Agreement

Agreement No.: ZMZ-2013-0031

The Lessor (China National Foreign Trade Financial & Leasing Co., Ltd) and the Lessee (Hebei Baoding Orient Paper Milling Co., Ltd) hereby make the following supplementary agreements through friendly negotiation under the Financing Lease Agreement numbered ZMZ-2013-0031:

1.	Subsection (g) is added to Section 3.3 of the Financing Lease Agreement, and reads: China Orient Asset Management Corporation Shijiazhuang Office, which provides the service of long term financial non-performing assets acquisition, issues formally the “Long Term Acquisition Commitment Letter” to the Lessor.

2.	Section 30.1 of the Financing Lease Agreement is amended to read: This Agreement becomes effective after being signed (or sealed) by both parties’ legal representatives (or authorized representatives) with stamps of the company’s seal.

3.	Section 30.4 of the Financing Lease Agreement is amended to read: This original Agreement is made in six copies and each party hold three copies with equal legal force.

Each party confirms that: The supplementary agreement is an integral part of the Agreement with equal legal force. To the extent that the supplementary agreement is inconsistent with the Financing Lease Agreement, the provisions in the supplementary agreement govern. The provisions in the Financing Lease Agreement shall still be executed to the extent not covered by the supplementary agreement.

The supplementary agreement becomes effective after being stamped by the company seals of both parties.

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd

(Sealed)

Date: June 16, 2013

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd

(Sealed)

Date: June 16, 2013

19

Appendix II Leased Properties List

Leased Properties List

Agreement NO.ZMZ-2013-0031

No.	Name of Leased Properties	Specification	QTY	Unit	Vendor	Invoice No.	Remarks

1	Transmission Department	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00419923	Line 5600mm/1200mm

2	First and Second Cylinder Section	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00490972	Line 5600mm/1200mm

3	Third and Fourth Cylinder Section	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00490973	Line 5600mm/1200mm

4	Coating Machine	\	1.00	set	QinYang First Paper Machinery Co., Ltd	00400786	Line 5600mm/1200mm

5	Roller Winding Machine	\	1.00	set	QinYang First Paper Machinery Co., Ltd	00419920	Line 5600mm/1200mm

6	Fifth and Sixth Cylinder Section	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00419919	Line 5600mm/1200mm

7	Baseplate of Paper Machine	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00400785	Line 5600mm/1200mm

8	Drying Parts and Frame of Paper Machine	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00490971	Line 5600mm/1200mm

9	Frame of Paper Machine	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00490970	Line 5600mm/1200mm

10	Drying and Pressing Parts of Paper Machine	\	1.00	Unit	QinYang First Paper Machinery Co., Ltd	00490969	Line 5600mm/1200mm

11	High Speed Winder	\	1.00	set	QinYang First Paper Machinery Co., Ltd	00419921	Line 5600mm/1200mm

12	Quantitative Moisture Tester	\	1.00	set	QinYang First Paper Machinery Co., Ltd	00419922	Line 5600mm/1200mm

13	Spare Parts	\	1.00	batch	Zhengzhou Aoke Papermaking Technology Engineering Co., Ltd	08303879	Line 5600mm/1200mm

14	Rotary Drum Pressure Screen	3m²	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04136509	\

15	1400 Drag Conveyer	3m²	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04136509	\

16	Composite Board	\	409.36	m²	Baoding Jianxin Colorbond engineering co., Ltd	03591802	light steel structure in workshop

17	#155 Digital Photo Paper Coating Production Line	\	1.00	line	Hebei Shuangxing Paper Co., Ltd	07275349	\

18	#156 Digital Photo Paper Coating Production Line	\	1.00	line	Hebei Shuangxing Paper Co., Ltd	09691590	\

19	#3460 Folding Multi-cylinder Paper Machine	#3460	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	04127265	\

20	Knife Cutting Machine	\	2.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	65999812-65999814	\

21	Papermaking Machinery High-speed Vacuum Roll	\	2.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	01092841	\

22	Water Lines Vacuum Roll	\	2.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	65999819-65999825	\

23	35m³Pulping Relief Warehouse	35m³	2.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843497-16843498	\

24	Full Set Pulp Flow Equipment	#1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843495-16843496	\

25	Fluffer	\	1.00	unit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843496	\

26	Sieve Shaker Machine	1575	1.00	unit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	58691003	\

27	Sieve Shaker Machine	\	1.00	unit	Beijing Papermaking Machinery Sales Co., Ltd	08810942	\

28	Propeller	\	8.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810942	\

29	500KVA Transformer	500KVA	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810942	\

30	1200 Full Set Pulp Flow Equipment	1200	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810937, 08810938	\

31	Head Box	\	1.00	item	Beijing Papermaking Machinery Sales Co., Ltd	08810938	\

32	Crown Block	\	1.00	set	Beijing Papermaking Machinery Sales Co., Ltd	08810938	\

33	a set of Bent 1200	1200	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810933-08810934	\

34	Frequency Converters	1200	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810943-08810945	\

35	Electric Cabinet	\	6.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810945	\

36	Oblique Box Machine	\	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	08810945	\

37	1880 Paper Cutting Machine	1880	1.00	set	Beijing Papermaking Machinery Sales Co., Ltd	31549008-31549012	\

38	1880 Xide Five Roll Top Ranking Paper Machine	1880	1.00	set	Beijing Papermaking Machinery Sales Co., Ltd	31549003-31549007	\

39	Paper Cutting Machine	2400	1.00	set	Beijing Papermaking Machinery Sales Co., Ltd	16825638-16825639	\

40	Knife Cutting Machine	\	1.00	set	Beijing Papermaking Machinery Sales Co., Ltd	16825639	\

41	Pressure Sereen	\	1.00	suit	Beijing Papermaking Machinery Sales Co., Ltd	16825640, 16825642	\

42	500KVA Transformer	500KVA	1.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16825637	\

43	Workshop Power Distribution Equipment	\	7.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16825637	\

44	Volume Pressure Tank	\	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	58691013	\

45	Aquapulper	\	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	58691014	\

46	Pulping Equipment Well-4	\	1.00	unit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	58691015	\

47	#1880 Fourdrinier Wire and Multi-cylinder Culture Paper Machine Production Line-5	1880	1.00	item	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	58691002, 58691026-58691046, 58691048-58691050, 58694793	\

48	Power Facilities of Moisture Quantitative Analysis Instrument	\	1.00	item	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	31549857-31549870	\

49	Xide Net Pulp Flow Monitoring and Control Device-5	\	1.00	item	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	31549851-31549854, 31549856, 31549021-31549025	\

50	Print Knife Cutter	\	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	64995951-64995954	\

51	Super Pressing Machine	\	1.00	suit	Beijing First Paper Making Company	04662739	\

52	Pulper	\	1.00	set	Baoding Chenguang Paper Machinery Co., Ltd	00589574	\

53	Submersible Pump	\	1.00	set	Baoding Pengfei Boiler & Fan Co., Ltd	00846806	\

54	Induced Draft Fan	\	1.00	set	Baoding Pengfei Boiler & Fan Co., Ltd	00846806	\

55	Induced Draft Fan	\	1.00	set	Baoding Pengfei Boiler & Fan Co., Ltd	00846806	\

56	Crane	\	1.00	item	Hebei Yili Hoisting Machinery Manufacturing Co., Ltd	07627696	\

57	Inside Net Front Screen(Bottom Screen)	FW3.5	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04118193	\

58	Inside Net Front Screen(Surface Slurry)	FW2.5	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04118193	\

59	Inside Net Front Screen(NO.2 Bottom Screen)	FW2.0	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04118193	\

60	5600 Paper Machine Pulping Equipment	\	1.00	suit	Shandong Hantong Aote Machinery Co., Ltd	00860662	\

61	Slurry Pump, Water Pump	\	1.00	suit	Baoding Hengtong Pump Manufacturing Co., Ltd	04119190	\

62	Disk Filter	DF3614/15	1.00	set	Shandong Shuntong Technology Co., Ltd	00861811	\

63	Control System	\	1.00	suit	Shandong Shuntong Technology Co., Ltd	00861811	\

64	Electric Hoist Monorail Car	\	1.00	set	Hebei Yili Hoisting Machinery Manufacturing Co., Ltd	04121570	\

65	Hanging Electric Hoist Crane	\	1.00	set	Hebei Yili Hoisting Machinery Manufacturing Co., Ltd	04121570	\

66	Horizontal Rolling Paper Machine	DWZ	1.00	set	Dandong Wuzhou Light Industrial Papermaking Equipment Co., Ltd	00033044	\

67	5600/1200 Hot Pressing Light Machine	1000/800	1.00	set	QinYang First Paper Machinery Co., Ltd	08390459	\

68	Drying Machine	1500	1.00	suit	Dandong Wuzhou Light Industrial Papermaking Equipment Co., Ltd	00033376	\

69	Decanters	800*1600	1.00	set	Baoding New Downtown Qiangsheng Light Industry Machinery Factory	04122993	\

70	Vacuum System	\	1.00	suit	Zibo Quandu Pump Industry Co,Ltd	00863226	\

71	Bottom Mesh Machine Outside the White Sink	\	1.00	set	Baoding Swan Shengxing Technical Engineering Services Co., Ltd	04122771	\

72	Surface Mesh Machine Outside the White Sink	\	1.00	set	Baoding Swan Shengxing Technical Engineering Services Co., Ltd	04122771	\

73	Whitewater Chute	\	1.00	item	Baoding Swan Shengxing Technical Engineering Services Co., Ltd	04122771	\

74	Screw Machine	KG-150A	2.00	set	Baoding Friendship Mechanical & Electrical Equipment Co., Ltd	04123556	\

75	Cold and Dry	KHC-150A	1.00	set	Baoding Friendship Mechanical & Electrical Equipment Co., Ltd	04123556	\

76	Filter	*-25-#	4.00	piece	Baoding Friendship Mechanical & Electrical Equipment Co., Ltd	04123556	\

77	Gas Tank	C-4.0M³/0.8MPa	2.00	set	Baoding Friendship Mechanical & Electrical Equipment Co., Ltd	04123556	\

78	Gas Tank	C-2.0M³/0.9MPa	1.00	set	Baoding Friendship Mechanical & Electrical Equipment Co., Ltd	04123566	\

79	Boiler	10T	2.00	set	Hebei Huayong Boiler Manufacturing Co., Ltd	04124103	\

80	Power Transformer	s11-m-2000kva/10kvs11-m-2500kva/10kv	5.00	set	Baoding Zhengwei Electric Power Equipment Co., Ltd	04124557	\

81	Closed Hood、Machine Ventilation and Heat Recovery System	\	1.00	suit	Changsha Shenzhou Machinery Co., Ltd	00547126	\

82	Water Filters	\	2.00	set	Qidong Hengrong Machinery Manufacturing Co., Ltd	00386718	\

83	Water Injection Filters	\	1.00	suit	Qidong Hengrong Machinery Manufacturing Co., Ltd	00386718	\

84	Starch Filter	\	1.00	suit	Qidong Hengrong Machinery Manufacturing Co., Ltd	00386718	\

85	Steel Structure	\	1.00	item	Xushui Chenhao Steel Sales Agency	28572113	\

86	Steel Structure	\	1.00	item	Xushui Chenhao Steel Sales Agency	28572899	\

87	Line	\	1.00	unit	Xushui Power Supply Co., Ltd	03130636	\

88	Distribution Engineering	\	1.00	item	Xushui Wanda Power Engineering Installation Co., Ltd	00667751	\

89	Pipeline	\	1.00	item	Hebei Rongwei Installation Engineering Co., Ltd	00694556	\

90	Boil Plastic Cans	\	1.00	set	Zibo Xinmei Machinery Co., Ltd	00864446	\

91	Cable	\	1.00	batch	Sanhua Cable Co., Ltd	03130865	\

92	Pulp Tower	\	2.00	set	Baoding Swan Shengxing Technical Engineering Services Co., Ltd	03198835	\

93	5-Core Cable	\	1.00	batch	Hebei Baoding Haiyan Electric Wire Factory	03504830	\

94	Control Systems	\	1.00	suit	Zhejiang Shuangyuan Science & Technology Development Co., Ltd	00739180	\

95	4-Core Cable	\	1.00	batch	Hebei Baoding Haiyan Electric Wire Factory	03505863	\

96	Compact Busway	\	1.00	suit	Beijing Yongxing Aohua Mechanical & Electrical Co., Ltd	06418935	\

97	Flame Retardant Power Cable	\	1.00	batch	Hebei Baoding Haiyan Electric Wire Factory	03937939	\

98	Low Voltage Distribution Cabinet	\	72.00	set	Nanjing Daquan Electric Co., Ltd	08628520	\

99	Air Heating Machine	\	3.00	set	Baoding Jinneng Heat Exchange Equipment Co., Ltd	03937861	\

100	For Projects	\	1.00	item	Hebei Rongwei Installation Engineering Co., Ltd	00694989	\

101	PM 3600	\	1.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	04268510	\

102	3600 Paper Machine Main Frame	\	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	04268510	\

103	3200 Paper Machine Vacuum System	\	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	1147149	\

104	8m3Pulp Ease Positions	\	1.00	set	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16825633	\

105	Net Pressure Screen	# 1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16825631-16825632	\

106	Winder	# 1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843477	\

107	Machine Network Transmission Equipment	# 1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843492-16843494	\

108	Drying Equipment	# 1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843480-16843486	\

109	Refiner Mechanical	# 1575	2.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16825627	\

110	Machine Crushing Equipment	# 1575	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	16843488-16843491	\

111	Multi-cylinder Fourdrinier Paper Machine	# 1760	1.00	suit	Beijing First Paper Making Company	1147143	\

112	Supercalenders	# 1880	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	04295983	\

113	Press	# 3460	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	04127265	\

114	Supercalenders Guide Roller	# 1880	1.00	suit	Shanghai Paper Making Machinery Co. , Ltd , Beijing Branch	08372175	\

115	Yaskawa Inverter	\	1.00	suit	Beijing First Paper Making Company	08810944-08810945	\

20

Appendix III Leased Property Purchase Price Confirmation

Leased Property Purchase Price Confirmation

Agreement No.: ZMZ-2013-0031

In accordance with Section 3.1 of the Financing and Lease Agreement NO. ZMZ-2013-0031 signed by China National Foreign Trade Financial & Leasing Co., Ltd (the Lessor) and Hebei Baoding Orient Paper Milling Co., Ltd (the Lessee), the Lessor purchases the Leased Property owned by the Lessee (see Appendix Ⅱ Leased Property List in This Agreement).

The confirmation is as follows:

1.	The actual Leased Property purchase price the Lessor pays to the Lessee is:

RMB(in Capitalization)ONE HUNDRED FORTY ONE MILLION SIX HUNDRED SEVENTY FIVE THOUSAND ONLY (in figures: ¥ 141,675,000.00), i.e. the Leased Property purchase price is RMB(in Capitalization) ONE HUNDRED FIFTY MILLION (in figures: ¥ 150,000,000.00), net of the prepaid rent in Section 7.1 of the Financing and Lease Agreement that is RMB(in Capitalization) NIL ONLY (in figures: ¥ 0.00) and the lease service fee in Section 8.1 that is RMB (in Capitalization) EIGHT MILLION THREE HUNDRED TWENTY FIVE THOUSAND ONLY (in figures: ¥ 8,325,000.00).

2.	The Lessor shall pay the Leased Property purchase price to the Lessee in the amount determined in the first section of This Confirmation within 30 business day of the satisfaction of all of the funding requirements in Section 3.3 in This Agreement. The designated account by the Lessee is:

BEBEFICIARY: Hebei Baoding Orient Paper Milling Co., Ltd

BANK NAME: HUAXIA BANK, DONGFENG ROAD BAODING BRANCH

ACCOUNT NUMBER: 13851000000055362

LARGE AMOUNT PAYMENT NUMBER: 304134010693

3.	The Confirmation takes effect at the date of being sealed by both parties.

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd

(Sealed)

Date: June 16, 2013

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd

(Sealed)

Date: June 16, 2013

21

Appendix IV Leased Property Ownership Transfer Confirmation

Leased Property Ownership Transfer Confirmation

Agreement No.: ZMZ-2013-0031

To: China National Foreign Trade Financial & Leasing Co., Ltd

The company hereby confirms the following in accordance with provisions in the NO.ZMZ-2013-0031Financing and Lease Agreement (hereinafter referred as to Financing and Lease Agreement) that signed by China National Foreign Trade Financial & Leasing Co., Ltd (the Lessor) and Hebei Baoding Orient Paper Milling Co., Ltd (the Lessee) on June 16th, 2013:

The ownership of the Leased Property listed in the Appendix II Leased Property List In the Financing and Lease Agreement shall belong to your company from the day your company paid entire Leased Property purchase price in accordance with the Financing and Lease Agreement. The payment day of the Leased Property purchase price shall be the earlier of the bank’s remittance advice or the date recorded in the receipt.

Hereby confirm.

Confirmed by(Lessee): Hebei Baoding Orient Paper Milling Co., Ltd

(Sealed)

Legal representative (authorized representative) (signature or seal):

/s/Zhenyong Liu

Date: June 16, 2013

22

Appendix V Lease Schedules

Lease Schedules

Agreement No.: ZMZ-2013-0031

1.	Leased Property:

See Appendix II Leased Property List, Leased Property setting place: Production Area in WuJi Village, Xushui County, Baoding City and Production Area in Industrial Park, Xushui County, Baoding City.

2.	Lease Term:

The lease term is 36 months, number of installments is 12, starting from the lease commencement day.

3.	Lease interest rate:

Lease interest rate per year is 6.1500% (according to the 1-3 years benchmark interest rate of 6.1500% of the People's Bank of China for the same period)

4.     Rent payment arrangement:

Pay rent on time every 3 months.

5.    Lease cost:

  Lease cost is RMB ONE HUNDRED FIFTY MILLION .

(¥150,000,000.00)

6. Lease service charge:

Lease service charge: 5.5500% of the lease cost (¥ 8,325,000.00)

Payment arrangement (according to item 6.1)

6.1 The lease service charge will be deducted directly when the Lessor pay the Leased Property purchase price

6.2 The lease service charge will be paid in ___days after the Financing and Lease Agreement comes into force.

7. Prepaid Rent

Prepaid Rent: 0.0000% of lease cost

Payment arrangement (according to item 7.1)

7.1 Prepayment rents will be deducted directly when the Lessor pay the Leased Property purchase price

7.2 Prepayment rents will be paid in ___days after Financing and Lease Agreement.

8. The Lessor’s bank account for all the rents and other dues:

Account Name: China National Foreign Trade Financial & Leasing Co., Ltd.

Bank information: Xingye Bank Beijing Anhua Branch,

Bank address: First Floor of Fujian Building, No. 11, the Third District of Anzhenxili , Chaoyang District, Beijing

RMB account #: 321140100100242802

Large Amount account #: 309100003245

9. Rent payment arrangement:( please choose in √)

o Pay equal amount of principal per installment

o Pay equal amount of principal and interest per installment

o Others: Pay interest in quarterly installment and pay principal every half year (principal repayment amount is ¥ 25,000,000.00 per half year); if the benchmark interest rate of the People's Bank of China is adjusted, the amount of principle repayment every half year shall not be changed.

23

10.    Rent adjustment arrangement:

The confirmed arrangement for rent adjustment by the two parties (according to item 10.2 )

10.1Scheduled rent, which is not adjusted during the lease period;

10.2   Floating rent; which means that during the lease term the Lessor will adjust the lease interest rate with adjustment proportionate to the benchmark rate whenever the benchmark interest rate of the People's Bank of China is adjusted. The rent will be not changed before the adjustment of benchmark interest rate, the rent for the next installment will be paid with the adjusted rent.

The unpaid rent of the Lessee will be adjusted when the benchmark interest rate is adjusted upward. If the benchmark interest rate is adjusted downward, the unpaid rent will be based on the original lease interest.

11.  Handling of the Leased Property after the lease expires

According to Section 16.1(a) of the Financing and Lease Agreement, if subsection (a) of Section 16.1 is chosen, the Nominal Price of ¥ 15,000.00 will be paid.

12.   Guarantee arrangement:

Guarantee provided by the Lessee (according to items 12.1, 12.2 as below)

12.1 Guarantee, see Guarantee Agreement No. ZMZ-2013-0031-11.

12.2 Collateral, see Collateral Agreement No. ZMZ-2013-0031-12.

12.3 Other guarantee: none

12.4 No guarantee

The Lease Schedules is confirmed and sealed by both parties.

(No text in this page, the stamp page is attached in the next page).

24

(No text in this page, it is the stamped page of Appendix V in the Financing and Lease Agreement that NO. ZMZ-2013-0031)

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd

(Sealed)

Date: June 16, 2013

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd

(Sealed)

Date: June 16, 2013

25

Appendix VI Estimated Rent Payment Schedule

Estimated Rent Payment Schedule

Agreement No.: ZMZ-2013-0031

Lease Inception Date: 2013-06-16

Lease Cost: RMB (Capitalization) ONE HUNDRED FIFTY MILLION ONLY

(in figures: ¥ 150,000,000.00)

Prepaid Rent : RMB (Capitalization) NIL ONLY (in figures: ¥ 0.00)

Lease Service Charge: RMB (Capitalization) EIGHT MILLION THREE HUNDRED TWENTY FIVE THOUSAND ONLY

(in figures:¥ 8,325,000.00)

Total Rent: RMB (Capitalization) ONE HUNDRED SIXTY SIX MILLION THREE HUNDERD SEVENTY EIGHT THOUSAND SIX HUNDRED FOURTY FIVE POINT EIGHT THREE ONLY

(in figures: ¥ 166,378,645.83)

Nominal Price: RMB (Capitalization) FIFTEEN THOUSAND ONLY

(in figures: ¥ 15,000.00)

Unit: RMB/YUAN

Lease Term	Rent Due Day	Rent	Principal	Interest
1	2013-09-15	2,357,500.00	0.00	2,357,500.00
2	2013-12-15	27,331,875.00	25,000,000.00	2,331,875.00
3	2014-03-15	1,921,875.00	0.00	1,921,875.00
4	2014-06-15	26,964,583.33	25,000,000.00	1,964,583.33
5	2014-09-15	1,571,666.67	0.00	1,571,666.67
6	2014-12-15	26,554,583.33	25,000,000.00	1,554,583.33
7	2015-03-15	1,153,125.00	0.00	1,153,125.00
8	2015-06-15	26,178,750.00	25,000,000.00	1,178,750.00
9	2015-09-15	785,833.33	0.00	785,833.33
10	2015-12-15	25,777,291.67	25,000,000.00	777,291.67
11	2016-03-15	388,645.83	0.00	388,645.83
12	2016-06-15	25,392,916.67	25,000,000.00	392,916.67
Total		166,378,645.83	150,000,000.00	16,378,645.83

In the case that the Actual Rent Payment Schedule is inconsistent with the Estimated Rent Payment Schedule, the Actual Rent Payment Schedule governs.

The Estimated Rent Payment Schedule is hereby confirmed and sealed by both parties.

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd (Sealed)

Date: June 16, 2013

26

Lessee: Hebei Baoding Orient Paper Milling Co., Ltd(Sealed)

Date: June 16, 2013

Appendix VII Actual Rent Payment Schedule (Formatted Text)

Actual Rent Payment Schedule

Agreement NO.

To: _ _ _ _ _ _ _ _ _ (Lessee)

_ _ _ _ _ _ _ _ _ (Guarantor)

Lease Inception: Year Month Date

Lease Cost: RMB (Capitalization) _ _ _ _ _ _ _ _ _ONLY (in figures: ¥ _ _ _ _ _ _ _)

Prepaid Rent: RMB (Capitalization) _ _ _ _ _ _ _ ONLY (in figures: ¥_ _ _ _ _ _ _)

Lease Service Charge: RMB (Capitalization) _ _ONLY (in figures: ¥ _ _ _ _ _ __ _)

Total Rent: RMB (Capitalization) _ _ _ _ _ _ _ _ _ ONLY(in figures: ¥ _ _ _ _ _ __ _)

Nominal Price: RMB (Capitalization) _ _ _ _ _ __ ONLY(in figures:¥ _ _ _ _ _ __ _)

Unit: RMB/YUAN

Lease Term	Rent Due Day	Rent	Principal	Interest
1
2
3
4
Total

If the Actual Rent Payment Schedule is not consistent with the Estimated Rent Payment Schedule, the Actual Rent Payment Schedule shall governs,.

The Actual Rent Payment Schedule will take effective on the date of be sealed by our company.

Lessor: China National Foreign Trade Financial & Leasing Co., Ltd

(seal)

Date:

27

Appendix Ⅷ Notice of Rent Adjustment (Formatted Text)

Notice of Rent Adjustment

Agreement NO.

To: _ _ _ _ _ _ _ _ _ (Lessee)

Re: The rent adjustment items to the Financing and Lease Agreement

In accordance with the Financing and Lease Agreement and the Lease Schedules entered into on_ _ _ (date) that No. _ _ _ by your company and our company, considering the adjustment of the benchmark _ _ year lending rate on _ _ _ (date) announced by the People's Bank of China, the adjusted benchmark _ _ year lending rate adjusted now is_ _. Therefore, our company’s adjustment to the rent of the above Financing and Lease Agreement as follows:

The adjusted Rent Payment Schedule:

Lease Term	Rent Due Day	Rent	Principal	Interest
1
2
3
4
Total

The terms and all items specified in the Financing and Lease Agreement are applicable to the Notice with equal implication.

The Notice of Rent Adjustment will take effective on the date of be sealed by our company.

China National Foreign Trade Financial & Leasing Co., Ltd

(seal)

Date:

28

Appendix IX Lease Termination Notice

Lease Termination Notice

Agreement No.

To: ____________ (Lessee)

Re: Terminate lease under No._____ the Financing and Lease Agreement

According to the Financing and Lease Agreement that No. _____, our company decides to terminate the lease business under the No.__ the Financing and Lease Agreement, Your company must pay the entire amount as follows by one time:

(1)As of ____ (date), the default is_____, and the total expired unpaid rent is ____;

(2)All undue rent is _____;

(3)The fund which is relevant to the Financing and Lease Agreement is_____.

The above money is total______. Please pay it to the following account:

Account name:

Bank information:

RMB account:

Big amount account:

Our contact person:

Tel:

Fax:

Please pay attention that if your company delay the payment, our company will collect default according to the Financing Lease Agreement.

This notice will be valid from the seal day.

China National Foreign Trade Financial & Leasing Co., LTD

(Seal)

Date:

29

Appendix X Leased Property Ownership Transfer Notice (From Lessor to Lessee) (Formatted Text)

Leased Property Ownership Transfer Notice

Agreement No.

To: __________ (Lessee):

Our company has received your companies’ all the rent and payables in the Financing and Lease Agreement (hereinafter referred as to Financing and Lease Agreement) as No._________. And have received RMB_________as nominal price from your company.

According to the Financing and Lease Agreement, our company confirmed that: From now on, ownership of properties under Financing and Lease Agreement transfers to your company.

This notice will be valid from the seal day.

China National Foreign Trade Financial & Leasing Co., LTD

(Seal)

Date:

30